EXHIBIT 23.5
                                                                    ------------


                         CONSENT OF INDEPENDENT AUDITORS


    We consent to the incorporation by reference in this Post-Effective Amendment No. 2 to Registration Statement on Form S-3 of Mariner Health Group, Inc. of our report dated February 7, 1996 on our audit of the financial statements of Regency Health Care Centers, Inc. and subsidiaries as of December 31, 1995 and 1994 and for the years then ended and to the reference to our Firm under the caption "Experts" in the Prospectus.



                                             /s/  Bennett Thrasher & Co. P.C.



Atlanta, Georgia
February 13, 1997